EXHIBIT 99.2

UNITED COUNTIES BANCORPORATION
Four Commerce Drive, Cranford, New Jersey 07016

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eugene H. Bauer, William C. Johnson, Jr., and Henry G. Largey, and as alternate John E. Holobinko, should a vacancy prevent a quorum among the preceding, and each of them, true and lawful attorneys, agents, and proxies, with power of substitution to each of them, to vote all the shares of common stock of United Counties Bancorporation held of record by the undersigned on September 15, 1995, at the Special Meeting of Stockholders to be held on November 1, 1995, at 10:00 a.m. at Four Commerce Drive, Cranford, New Jersey, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

1. To approve the adoption of the proposed Agreement and Plan of Merger (the "Agreement") dated May 23, 1995, between Meridian Bancorp, Inc. ("Meridian"), Reading, Pennsylvania, and United Counties Bancorporation ("UCB"), Cranford, New Jersey whereby UCB will be merged with and into Meridian. Under the terms of the Agreement, each share of UCB common stock outstanding will be converted into and become a right to receive 5.00 shares of Meridian common stock.

          FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]

2. To adjourn the Meeting to permit further solicitation of proxies in the event there are insufficient votes at the Meeting to constitute a quorum or to approve the Agreement.

          FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]

         (Continued and to be signed on the other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND "FOR" ADJOURNMENT OF THE MEETING IN THE EVENT THE FURTHER SOLICITATION OF PROXIES IS NECESSITATED TO PROCURE A QUORUM OR TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

Stockholder Number ___________     Number of Shares________
Date______


                              ___________________________________
                                        Signature


                              ___________________________________
                                        Signature

                              Please date sign as name appears on
                              left.  If shares are held jointly,
                              both stockholders should sign.  If
                              acting in the capacity of Executor,
                              Administrator, Trustee, Guardian,
                              etc., a signer should so indicate.
                              If proxy is submitted by a
                              corporation or partnership, its
                              complete name should be entered
                              above the signature(s) and title(s)
                              of the duly authorized officer(s)
                              or partner(s).

IMPORTANT: To assure your representation at the meeting, please mark, date, sign, and mail this proxy promptly in the envelope provided.